Fiscal 2023 Third-Quarter Earnings Conference Call /////// May 2, 2023 Exhibit 99.3

Forward-looking Statements and Non-GAAP Financial Measures Forward-looking statements – Statements made in this presentation and the accompanying webcast that are not statements of historical or current facts, such as those related to our ability to advance our long-term strategies, our ability to achieve fiscal 2023 guidance and multi-year compound annual growth targets for total net revenue, adjusted EBITDA and adjusted EPS, our continued ability to address the evolving healthcare and macro-economic trends in supply chain, staffing, technology-enablement and artificial intelligence, the impact of a shift to enterprise-level analytics agreements and our ability to replace converted SaaS-based revenue from existing members, the impact of our investments in adjacent markets businesses, our future organic growth and acquisition strategies, the impact of our subsidiary reorganization on our expected effective income tax rate, the payment of dividends at current levels, or at all, the timing and number of shares repurchased from time to time under our share repurchase programs, the statements relating to fiscal 2023 guidance and the key assumptions underlying fiscal 2023 guidance, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “remains committed to,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of Premier’s Form 10-K for the year ended June 30, 2022. Premier’s periodic and current filings with the SEC are available on the company’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise. Non-GAAP financial measures – This presentation and accompanying webcast includes certain “adjusted” or “non-GAAP” financial measures as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in this presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. You should carefully read Premier’s periodic and current filings with the SEC for definitions and further explanation and disclosure regarding our use of non-GAAP financial measures and such filings should be read in conjunction with this presentation.

Overview Michael J. Alkire President and Chief Executive Officer Financial and Operational Review Craig McKasson Chief Administrative and Chief Financial Officer

Focused on executing multi-year strategy to achieve longer-term goals Fiscal 3Q23 results and revised fiscal 2023 guidance primarily reflect three factors: Progress in advancing long-term strategy Ongoing impact from macroeconomic headwinds, including labor challenges, supply chain disruptions, inflation and rising interest rates Effects of healthcare market dynamics Our business is built on solid foundation, and we believe we are uniquely positioned in market by our ability to: Identify and predict innovation catalysts through our vast dataset Deliver solutions to market with AI-enabled technology, services and programs Scale by leveraging power of Premier Alliance

Fiscal 3Q23 Highlights: Performance Services Segment Performance Services segment produced 9% growth in fiscal 3Q23 compared with fiscal 3Q22 Reflects progress in diversifying revenue mix by further penetrating adjacent markets businesses1 through unique combination of member relationships, integrated analytics and other wrap-around services Collectively, adjacent markets businesses produced strong growth and remain on track to grow 30% to 40% in fiscal 2023 Contigo Health making further progress Integration of TRPN assets2 remains on track and recently launched ConfigureNet™ beginning to gain traction in market Business well-positioned to expand into self-funded employer health plans by offering differentiated solutions to better manage healthcare costs for employers and their health plan members 1 Premier’s adjacent markets businesses serve providers, payers, self-insured employes, life sciences companies and suppliers and include Contigo Health, PINC AI™ Applied Sciences, PINC AI ™ Clinical Decision Support and Remitra. 2 On October 13, 2022, Premier subsidiary Contigo Health, LLC acquired key assets of TRPN Direct Pay, Inc. and Devon Health, Inc. (collectively, "TRPN").

Fiscal 3Q23 Highlights: Supply Chain Services Segment Results primarily reflect lower direct sourcing products revenue compared with fiscal 3Q22 Net administrative fees revenue flat quarter over quarter, reflecting growth in Continuum of Care (non-acute) GPO business offset by the following factors that impacted acute-GPO business: Continued normalization of demand and pricing across certain categories Continued regional variation in patient utilization trends affecting member purchasing An increase in aggregate blended member fee share due to market dynamics, including impact from certain member health system consolidations Direct sourcing products revenue declined quarter over quarter, as company expected, reflecting impact of lower demand and pricing primarily due to excess market supply and member inventory levels of personal protective equipment (PPE) Advancing efforts to build supply chain resiliency through recently announced new joint venture and subsequent opening of new domestic manufacturing facility in Virginia

Fiscal 3Q23 financial highlights Adjusted EBITDA* increased 5% to $117.3 million Performance Services segment net revenue increased 9% to $105.6 million, primarily driven by growth in consulting services and certain of the company’s adjacent markets businesses GAAP net income of $48.6 million, or $0.39 per fully diluted share Adjusted net income* increased 2% to $69.5 million and adjusted EPS* increased 2% to $0.58 Supply Chain Services segment net revenue of $216.7 million decreased 14%, primarily reflecting lower direct sourcing products revenue in fiscal 3Q22 compared with year-ago period Net administrative fee revenue of $148.4 million was flat quarter over quarter Direct sourcing products revenue decreased 39% quarter over quarter *Refer to Appendix for adjusted EBITDA, adjusted net income, adjusted earnings per share reconciliations to GAAP equivalents. (Compared with fiscal 3Q22) Total net revenue of $322.2 million decreased 7% primarily due to continued normalization of COVID-19 pandemic-driven demand and pricing of PPE and other supplies

Strong financial position with flexible balance sheet Cash flow from operations of $331.2 million Free cash flow* of $199.5 million Cash and cash equivalents of $91.5 million Outstanding borrowings of $235.0 million on $1.0 billion, five-year unsecured, revolving credit facility at March 31, 2023; repaid $60.0 million in April 2023 Balanced approach to capital deployment priorities *See free cash flow reconciliation to GAAP equivalent in Appendix. (As of March 31, 2023) Reinvestment in organic growth Targeted acquisitions and investments to support our strategic goals Paid quarterly dividends to stockholders totaling $75.2 million in first nine months of fiscal 2023

Revised fiscal 2023 guidance * Premier does not provide a reconciliation of non-GAAP forward-looking guidance as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Refer to "Use of Forward-Looking Non-GAAP Measures" on slide 12 for additional explanation. Guidance Metric Fiscal 2023 Guidance Range* (as of May 2, 2023) Previous Fiscal 2023 Guidance Range* (as of February 7, 2023) Segment Net Revenue: Supply Chain Services Performance Services   $895 million to $925 million $440 million to $460 million   $930 million to $980 million $450 million to $470 million Total Net Revenue $1.34 billion to $1.39 billion $1.38 billion to $1.45 billion Adjusted EBITDA $490 million to $510 million $510 million to $530 million Adjusted EPS $2.43 to $2.55 $2.53 to $2.65 Fiscal 2023 guidance is based on the realization of the following key assumptions: Net administrative fees revenue of $600 million to $620 million (unchanged from previous guidance) Direct sourcing products revenue of $250 million to $265 million (previously: $285 million to $315 million) Capital expenditures of $85 million to $90 million (previously: $90 million to $95 million) Effective income tax rate in the range of 26% to 27% (unchanged from previous guidance) Free cash flow of 45% to 55% of adjusted EBITDA (unchanged from previous guidance) Does not include the effect of any potential future significant acquisitions or share repurchases

Remain focused on executing longer-term strategy Stable and resilient business Well-positioned through combination of deep member relationships and comprehensive and scalable technology platform powered by vast healthcare data to deliver meaningful solutions to members and market Generate significant cash flows with flexible balance sheet and strong financial position Focused on executing longer-term strategy to create value for stakeholders

Appendix

Use of Forward-looking Non-GAAP Financial Measures The company does not believe it can meaningfully reconcile guidance for non-GAAP adjusted EBITDA and non-GAAP adjusted earnings per share to net income attributable to stockholders or earnings per share attributable to stockholders because the company cannot provide guidance for the more significant reconciling items between net income attributable to stockholders and adjusted EBITDA and between earnings per share attributable to stockholders and non-GAAP adjusted earnings per share without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items may, from time to time, include merger- and acquisition-related expenses for professional fees; mark to market adjustments for put options and contingent liabilities; gains and losses on stock-based performance shares; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items such as strategic initiative and financial restructuring-related expenses; and certain other items the company believes to be non-indicative of its ongoing operations. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments are not currently determinable but may be significant.

Fiscal 2023 and 2022 Non-GAAP Reconciliations

Fiscal 2023 and 2022 Non-GAAP Reconciliations

Fiscal 2023 and 2022 Non-GAAP Reconciliations

Fiscal 2023 and 2022 Non-GAAP Reconciliations

Fiscal 2023 and 2022 Non-GAAP Reconciliations

Fiscal 2023 and 2022 Non-GAAP Reconciliations